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                                                                     EXHIBIT 4.1


          NUMBER                                                                                                    SHARES
         (ZQ    )                                                  W-H                                             (      )
                                                             ENERGY SERVICES

THIS CERTIFICATE IS TRANSFERABLE IN           INCORPORATED UNDER THE LAWS OF THE STATE OF TEXAS               (CUSIP 92925E 10 8)
NEW YORK, NY, AND DENVER, COLORADO              100,000,000 AUTHORIZED SHARES $.0001 PAR VALUE

                                                                                                                  SEE REVERSE
                                                                                                            FOR CERTAIN DEFINITIONS



         THIS CERTIFIES THAT





         Is The Owner of


                                FULLY-PAID AND NON-ASSESSABLE SHARES OF $.0001 PAR VALUE COMMON OF

                                                         W-H ENERGY SERVICES, INC.



                  transferable on the books of the Corporation by the holder hereof, in person or by duly authorized Attorney, upon surrender of this Certificate properly endorsed. This certificate is not valid until countersigned by the
                  Transfer Agent.

                           IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the seal of the Corporation.


Dated:

/s/ CATHERINE N. CRABTREE                                                                                /s/ Kenneth P. White, Jr.
-------------------------                                                                                -------------------------
    SECRETARY                                     (W-H ENERGY SERVICES, INC. SEAL)                           PRESIDENT


COUNTERSIGNED AND REGISTERED:
        Computershare Trust Company, Inc.
                  P.O. Box 1886
             Denver, Colorado 80201

By
  ----------------------------------------------------
   Transfer Agent and Registrar, Authorized Signature

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                            W-H ENERGY SERVICES, INC.

                TRANSFER FEE: $25.00 PER NEW CERTIFICATE ISSUED

         THE CORPORATION WILL RETURN WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO
REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING
OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF
THE CORPORATION, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH
PREFERENCES AND/OR RIGHTS. SUCH REQUESTS MAY BE MADE TO THE CORPORATION OR TO
THE TRANSFER AGENT OF THE CORPORATION.

         This certificate also evidences and entitles the holder hereof to certain rights as set forth in an Agreement between W-H Energy Services, Inc.
and Computershares Trust Company, Inc. dated as of May 31, 2002, as it may be amended from time to time (the "Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of W-H Energy Services, Inc. Under certain circumstances as set forth in the Agreement, such Rights (as defined in the Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate. W-H Energy Services, Inc. will mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. As set forth in the Agreement Rights beneficially owned by any Person (as defined in the Agreement) who becomes an Acquiring Person (as defined in the Agreement) become null and void.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


        TEN COM -- as tenants in common                 UNIF GIFT MIN ACT -- _____________ Custodian ___________
        TEN ENT -- as tenants by the entireties                                 (Cust)                  (Minor)
        JT TEN  -- as joint tenants with right of                            Under Uniform Gifts to Minors
                   survivorship and not as tenants                           Act __________________
                   in common                                                           (State)

   Additional abbreviations may also be used though not in the above list

_______________________________________________________________________________

For Value Received, __________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
[                                    ]

_______________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_______________________________________________________________________________

_______________________________________________________________________________

________________________________________________________________________ shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________________________
attorney-in-fact to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated: __________________



                  _____________________________________________________________

                  NOTICE: THE SIGNATURE(S) TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) guaranteed:

________________________________________

The signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-16.